As filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NTN Buzztime, Inc.
(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2231 Rutherford Road, Suite 200, Carlsbad, California 92008
(Address of Principal Executive Offices)

NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan

(Full title of the plan)

Ram Krishnan
Chief Executive Officer
NTN Buzztime, Inc.
2231 Rutherford Road, Suite 200
Carlsbad, California 92008
(Name and address of agent for service)

(760) 438-7400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.005 per share	6,000,000 shares	$0.26	$1,560,000	$181.27

(1)	Represents additional shares issuable under the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan (the “Plan”). Pursuant to Rule 416, this registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the registrant’s outstanding shares of common stock.
(2)	The registrant previously filed a registration statement on Form S-8 on June 4, 2010 (File No. 333-167352) registering the issuance of 6,000,000 shares of common stock under the Plan. By filing this registration statement in accordance with General Instruction E to Form S-8, the registrant registers the 6,000,000 additional shares of common stock approved for issuance under the Plan at the registrant’s annual meeting of stockholders held on June 5, 2015.
(3)	The price of $0.26 per share, which is the average of the high and low price of the common stock as reported on the NYSE MKT on June 16, 2015, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are to be issued in connection with equity awards that have not been granted and therefore are without a fixed price.

EXPLANATORY NOTE

NTN Buzztime, Inc. (the “Registrant”) is filing this registration statement on Form S-8 for the purpose of registering an additional 6,000,000 shares of its common stock issuable to eligible persons under the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan, which common stock is in addition to the shares of common stock previously registered on the Registrant’s registration statement on Form S-8 filed on June 4, 2010 (File No. 333-167352) (the “Prior Form S-8”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Document Description	Incorporation by Reference
5.1	Opinion of ELA Corporate Law	Filed herewith.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP	Filed herewith.
23.2	Consent of ELA Corporate Law	Contained in the opinion of counsel filed as Exhibit 5.1 to this registration statement.
24.1	Power of Attorney	Set forth on the signature page of this registration statement.
99.1	NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan	Previously filed as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 18th day of June, 2015.

NTN Buzztime, Inc.

By: /s/ Ram Krishnan

Ram Krishnan
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of NTN Buzztime, Inc., hereby severally constitute and appoint Ram Krishnan, Chief Executive Officer, and Allen Wolff, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of the registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title(s)	Date

/s/ RAM KRISHNAN Ram Krishnan	Chief Executive Officer (Principal Executive Officer) and Director	June 18, 2015

/s/ ALLEN WOLFF Allen Wolff	Chief Financial Officer (Principal Financial Officer)	June 18, 2015

/s/ JEFF BERG Jeff Berg	Director and Chairman of the Board	June 18, 2015

/s/ MARY BETH LEWIS	Director	June 18, 2015
Mary Beth Lewis

/s/ STEVE MITGANG Steve Mitgang	Director	June 18, 2015

/s/ TONY UPHOFF Tony Uphoff	Director	June 18, 2015

/s/ PAUL YANOVER Paul Yanover	Director	June 18, 2015

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INDEX TO EXHIBITS

Exhibit No.	Document Description	Incorporation by Reference
5.1	Opinion of ELA Corporate Law	Filed herewith.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP	Filed herewith.
23.2	Consent of ELA Corporate Law	Contained in the opinion of counsel filed as Exhibit 5.1 to this registration statement.
24.1	Power of Attorney	Set forth on the signature page of this registration statement.
99.1	NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan	Previously filed as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 24, 2015.

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